Exhibit 99.1

Cryoport Announces Appointment of Linda Baddour to its Board of Directors

Ms. Baddour brings over twenty years of experience across healthcare, life sciences and pharmaceuticals

NASHVILLE, Tennessee, March 3, 2021 - Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport” or the “Company”), a global leader in temperature-controlled supply chain solutions for the life sciences industry, today announced its Board of Directors has elected Linda Baddour as a member of the Board, effective March 15, 2021. Linda Baddour is a senior executive with over twenty years of experience in healthcare, life sciences and pharmaceuticals.

“Our corporate governance underpins all that we do at Cryoport and we are delighted to strengthen our Board as we leverage our newly expanded global footprint and advanced temperature-controlled supply chain platform to spur our growth,” said Jerrell Shelton, CEO of Cryoport.

“Linda’s deep healthcare experience gained from her leadership role scaling PRA Health Sciences, a global contract research organization and data science company, will be a valuable addition to our Board of Directors,” added Dr. Ram Mandalam, Chairman of the Nominating and Governance Committee.

Linda Baddour stated, “Cryoport’s reputation as a provider of innovative, high quality and reliable temperature-controlled supply chain solutions for the life sciences has made it a clear leader in the life sciences industry, and especially within the Biopharma/Pharma market. There are currently an increasing number of regenerative therapies that are entering development, progressing through clinical trials and approaching commercialization and Cryoport has a unique opportunity to achieve outsized growth by scaling its operations within this rapidly growing market. It is an incredibly exciting time to join Cryoport and I look forward to bringing my experience to the Board to help drive forward this strategy.”

Ms. Baddour has served on the Board of Directors of Waters Corporation, a publicly traded analytical laboratory instrument and software company, since 2018 as well as two Genstar Capital portfolio companies, Advarra since 2019 and Signant Health, since 2020. From 2007 to 2018, Ms. Baddour served as Executive Vice President and Chief Financial Officer of PRA Health Sciences, a global contract research organization and data science company. During Ms. Baddour’s tenure, PRA Health Sciences grew from approximately 3,000 employees to over 17,000. From 1995 to 2007, Ms. Baddour worked at Pharmaceutical Product Development, Inc., serving as Chief Financial Officer, Treasurer and Chief Accounting Officer. Ms. Baddour earned both a B.A. and M.B.A. from the University of North Carolina at Wilmington and is a certified public accountant.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX) is redefining temperature-controlled supply chain support for the life sciences industry by continually broadening its platform of solutions and services, serving the Biopharma, Reproductive Medicine, and Animal Health markets. Through its family of companies, Cryoport Systems, MVE Biological Solutions, CRYOPDP and CRYOGENE, Cryoport provides strategic solutions that support the growing needs of these markets.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company’s industry, business, plans, strategy, acquisitions, including CRYOPDP and MVE Biological Solutions, financial results and financial condition. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, and technical development risks. The Company’s business could be affected by a number of other factors, including the risk factors discussed in the Company’s Securities and Exchange Commission (“SEC”) reports including, but not limited to, the Company’s Annual Report on Form 10-K for the three and twelve months ended December 31, 2020 and any subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Elizabeth Barker
KCSA Strategic Communication
tfromer@kcsa.com / ebarker@kcsa.com
P: 1-212-896-1203